Exhibit 10.2

PARENT SUPPORT AGREEMENT

This Parent Support Agreement (this “Agreement”) is made as of October 6, 2026 by and among (i) CHARLTON ARIA ACQUISITION CORPORATION, a Cayman Islands exempted company (“SPAC”), (ii) KQC QUANTUM, INC., a Delaware corporation (“Parent”), and (iii) the undersigned stockholders of Parent (collectively, the “Holders” and each, a “Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement, dated as of the date hereof, by and among SPAC, Parent, KQC MS LIMITED, a Cayman Islands exempted company and wholly owned subsidiary of Parent (“Merger Sub”), and KOREA QUANTUM COMPUTING CO., LTD. (“KQC Korea”) (as it may be amended, supplemented, modified and/or restated from time to time, the “Business Combination Agreement”).

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, Parent, Merger Sub, KQC Korea and Sponsor are entering into the Business Combination Agreement, pursuant to which, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters, (a) immediately prior to, and conditioned upon, the Effective Time, Parent will effect the Pre-Closing Recapitalization; and (b) Merger Sub will merge with and into SPAC, with SPAC surviving the Merger as a direct wholly owned subsidiary of Parent (collectively, the “Transactions”);

WHEREAS, as of the date hereof, each Holder is the sole record holder and sole beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owner of, and has full voting power over, the number of shares of common stock of Parent (“Parent Common Stock”) set forth under such Holder’s name on the signature page hereto (such Holder’s Parent Common Stock shall be referred to herein as such Holder’s “Subject Stock”); and

WHEREAS, as a condition and inducement to SPAC’s willingness to enter into the Business Combination Agreement, SPAC has required that the Holders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions and Other Actions in Connection with the Transactions. Each Holder agrees, with respect to all of the Subject Stock:

(a) during the period from the date hereof until the earlier of the Closing and the valid termination of the Business Combination Agreement (the “Interim Period”), at each meeting of the stockholders of Parent (the “Parent Stockholders”) or any class or series thereof, and in each written consent or resolution of any of the Parent Stockholders in which such Holder is entitled to vote or consent as a stockholder of Parent (which written consent shall be delivered promptly, and in any event within twenty-four (24) hours after Parent requests such delivery), such Holder hereby unconditionally and irrevocably agrees to be present for such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum and to vote (in person or by proxy), or consent to any action by written consent or resolution, in accordance with the applicable provisions of Parent’s organizational documents, including its bylaws and certificate of incorporation, and with respect to, as applicable, the Subject Stock (i) in favor of the adoption and approval of the Pre-Closing Recapitalization, the Merger, the Business Combination Agreement, the Ancillary Agreements, any amendments to Parent’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Business Combination Agreement, and (iii) against: (A) any Acquisition Proposal and any and all other proposals (x) for the acquisition of Parent, (y) that could reasonably be expected to delay or impair the ability of Parent to consummate the Pre-Closing Recapitalization, the Merger or any of the other Transactions, or (z) which are in competition with or materially inconsistent with the Business Combination Agreement or the Ancillary Agreements; (B) other than as contemplated by the Business Combination Agreement or the Ancillary Agreements, any material change in (x) the present capitalization of Parent or any amendment of Parent’s organizational documents or (y) Parent’s corporate structure or business; or (C) any other action or proposal involving any Group Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled;

(b) to promptly execute and deliver all related documentation and take such other action in support of the Pre-Closing Recapitalization, the Merger, the Business Combination Agreement, any Ancillary Agreements and any of the other Transactions as shall reasonably be requested by Parent or SPAC in order to carry out the terms and provisions of this Section 1, including (i) any actions by written consent of the Parent Stockholders presented to such Holder, and (ii) any applicable Ancillary Agreements (including a Lock-Up Agreement, which shall be entered into by certain Holders), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing and similar or related documents;

(c) except as contemplated by the Business Combination Agreement or the Ancillary Agreements, not make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Subject Stock in connection with any vote or other action with respect to the Transactions, other than to recommend that the stockholders of Parent vote in favor of adoption of the Business Combination Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement);

(d) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Pre-Closing Recapitalization, the Merger, the Business Combination Agreement, the Ancillary Agreements and any of the Transactions; and

(e) that each Holder hereby unconditionally and irrevocably waives any and all pre-emption rights, rights of first offer, rights of first refusal, rights of participation, tag-along rights and all other similar rights that such Holder may have in respect of the Transactions, whether such rights arise from Parent’s Organizational Documents, any other agreement, contract and/or arrangement (whether written or unwritten), at law or otherwise.

2. Grant of Proxy. Each Holder, with respect to all of such Holder’s Subject Stock, hereby irrevocably grants to, and appoints, SPAC and any designee of SPAC (determined in SPAC’s sole discretion) as such Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Subject Stock owned (whether beneficially or of record) by such Holder as of the date hereof and as of immediately prior to the Effective Time, with respect to any vote related to the Business Combination Agreement and the Transactions. The proxy granted by such Holder pursuant to this Section 2 is irrevocable and is granted in consideration of SPAC entering into this Agreement and the Business Combination Agreement and incurring certain related fees and expenses. Each Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Business Combination Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. Each Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote its Subject Stock in accordance with Section 1.

3. Other Covenants.

(a) No Transfers. Each Holder agrees that during the Interim Period it shall not, and shall cause its Affiliates not to, without SPAC’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”) any or all of the Subject Stock; (B) enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Stock; (C) grant any proxies or powers of attorney with respect to any or all of the Subject Stock; (D) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or Parent’s organizational documents, as in effect on the date hereof, or disclosed under such Holder’s name on the signature page hereto (the “Disclosed Exceptions”)) with respect to any or all of the Subject Stock; (E) except as provided in this Agreement, deposit any Subject Stock in a voting trust or subject any Subject Stock to any arrangement or agreement with respect to the voting of such Subject Stock (other than a Post-Closing Stockholders Agreement), unless specifically requested to do so by Parent and SPAC in connection with the Business Combination Agreement, the Ancillary Agreements or the Transactions; or (F) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Holder’s ability to perform its obligations under this Agreement. Parent hereby agrees that it shall not permit any Transfer of the Subject Stock in violation of this Agreement. Each Holder agrees with, and covenants to, SPAC that such Holder shall not request that Parent register the Transfer (book-entry or otherwise) of any certificate or uncertificated share representing any Subject Stock during the Interim Period without the prior written consent of SPAC, and Parent hereby agrees that it shall not effect any such Transfer.

(b) Changes to Subject Stock. In the event of an equity distribution, or any change in the equity interests of Parent by reason of any equity distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Stock” shall be deemed to refer to and include the Subject Stock as well as all such equity distributions and any securities into which or for which any or all of the Subject Stock may be changed or exchanged or which are received in such transaction. Each Holder agrees during the Interim Period to notify SPAC and Parent promptly in writing of the number and type of any changes to such Holder’s ownership of or voting rights with respect to the Subject Stock, upon such Holder’s acquisition or commitment to acquire any additional Subject Stock or upon any other changes involving such Holder relating to the equity interests of Parent or securities convertible into or exercisable for equity interests of Parent.

(c) Compliance with Business Combination Agreement. Each Holder agrees during the Interim Period not to take or agree or commit to take any action that would make any representation or warranty of such Holder contained in this Agreement inaccurate in any material respect. Each Holder further agrees that it shall use its commercially reasonable efforts to cooperate with SPAC to effect the Merger, all other Transactions, the Business Combination Agreement, the Ancillary Agreements and the provisions of this Agreement. During the Interim Period, each Holder shall not authorize or permit any of its Representatives to, directly or indirectly, take any action that Parent is prohibited from taking pursuant to Section 5.1 of the Business Combination Agreement (unless SPAC shall have consented thereto).

(d) Registration Statement. During the Interim Period, each Holder agrees to provide to SPAC, Parent and their respective Representatives any information regarding such Holder or the Subject Stock that is reasonably requested by SPAC, Parent or their respective Representatives for inclusion in the Registration Statement.

(e) Publicity. No Holder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of Parent and SPAC. Each Holder hereby authorizes Parent and SPAC to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), such Holder’s identity and ownership of the Subject Stock and the nature of such Holder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Agreements.

(f) No Solicitation. Each Holder agrees to be bound by and subject to Section 5.8 of the Business Combination Agreement to the same extent as such provisions apply to Parent, as if such Holder was a party thereto.

4. Representations and Warranties of Holders. Each Holder hereby represents and warrants to SPAC and Parent as follows:

(a) Binding Agreement. Such Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the Laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If such Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by such Holder have been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles). Such Holder understands and acknowledges that SPAC is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by such Holder.

(b) Ownership of Subject Stock. As of the date hereof, such Holder has beneficial ownership over the Subject Stock set forth under such Holder’s name on the signature page hereto, is the lawful owner of such Subject Stock, has the sole power to vote or cause to be voted such Subject Stock (to the extent the Subject Stock has associated voting rights), and has good and valid title to such Subject Stock, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or Parent’s organizational documents, as in effect on the date hereof, and other than the Disclosed Exceptions. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Holder pursuant to arrangements made by such Holder. Except for the Subject Stock of Parent set forth under such Holder’s name on the signature page hereto and except for the Disclosed Exceptions, as of the date of this Agreement, such Holder is not a beneficial owner or record holder of any: (i) equity securities of Parent, (ii) securities of Parent having the right to vote on any matters on which the holders of equity securities of Parent may vote or which are convertible into or exchangeable for, at any time, equity securities of Parent or (iii) options, warrants or other rights to acquire from Parent any equity securities or securities convertible into or exchangeable for equity securities of Parent.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by such Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of such Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any contract or obligation to which such Holder is a party or by which such Holder or any of the Subject Stock or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Such Holder hereby covenants and agrees that, except for this Agreement, such Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Subject Stock (other than a voting, stockholders’ or similar agreement among Holders and/or other stockholders of Parent that by its terms becomes effective only from and after the Closing and does not affect the voting or Transfer of the Subject Stock during the Interim Period, a “Post-Closing Stockholders Agreement”), (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Subject Stock (other than under a Post-Closing Stockholders Agreement) and (iii) except for the Disclosed Exceptions, has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of such Holder contained herein untrue or incorrect in any material respect or have the effect of preventing such Holder from performing any of its material obligations under this Agreement.

5. Waiver and Release of Claims. Each Holder covenants and agrees as follows:

(a) Subject to and conditioned upon the Closing, effective as of the Closing (and subject to the limitations set forth in Section 5(d)), each Holder, on behalf of itself and its Affiliates and its and their respective successors, assigns, representatives, administrators, executors and agents, and any other Person claiming by, through, or under any of the foregoing (each a “Releasing Party” and, collectively, the “Releasing Parties”; provided, for the avoidance of doubt, that SPAC shall not be deemed a Releasing Party hereunder), does hereby unconditionally and irrevocably release, waive and forever discharge SPAC, Parent, and each of their past and present directors, officers, employees, agents, predecessors, successors, assigns, and Subsidiaries, from any and all past or present claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Closing, in each case to the extent arising out of or relating to such Holder’s capacity as a current or former stockholder of Parent or holder of any other equity securities of Parent (or securities convertible into equity securities of Parent) (each a “Claim” and, collectively, the “Claims”).

(b) Holder acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, and that it may hereafter come to have a different understanding of the law that may apply to potential claims which it is releasing hereunder, but it affirms that, except as is otherwise specifically provided herein, it is its intention to fully, finally and forever settle and release any and all Claims. In furtherance of this intention, Holder acknowledges that the releases contained herein shall be and remain in effect as full and complete general releases with respect to the specified subject matter notwithstanding the discovery or existence of any such additional facts or different understandings of law.

(c) Holder understands that Holder has the right not to release existing Claims of which Holder is not aware, unless Holder voluntarily chooses to waive this right. Having been so apprised, Holder elects to assume all risks for Claims that exist, existed or may hereafter exist in its favor, known or unknown, suspected or unsuspected, arising out of or related to claims or other matters purported to be released pursuant to this Section 5, in each case, effective as of the Closing. Holder acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this Section 5 and that, without such waiver, SPAC and Parent would not have agreed to the terms of this Agreement.

(d) Notwithstanding the foregoing provisions of this Section 5 or anything to the contrary set forth herein, the Releasing Parties do not release or discharge, and each Releasing Party expressly does not release or discharge: (i) any Claims that arise under or are based upon the terms of the Business Combination Agreement, this Agreement, any of the Ancillary Agreements, or any other document, certificate or contract executed or delivered in connection with the Business Combination Agreement, as each such agreement or instrument may be amended in accordance with its terms and the terms set forth in (A) the Business Combination Agreement or (B) this Agreement or the other Ancillary Agreements (if and to the extent applicable), (ii) any Claims for indemnification, exculpation, contribution, set-off, reimbursement, advancement of expenses or similar rights pursuant to any organizational document of Parent or KQC Korea or any indemnity or similar agreement entered into by Parent or KQC Korea with or for the benefit of a Releasing Party set forth on under such Holder’s name on the signature page hereto, in each case in effect immediately prior to the Closing, or any rights or Claims under any applicable insurance policy (including any directors’ and officers’ liability insurance policy or tail policy), including any such rights or Claims of a Releasing Party arising from service as a present or former director or officer of Parent or KQC Korea, and including, in each case, protection in respect of acts, omissions, events or circumstances occurring or existing at or prior to the Closing, whether or not such rights or Claims are contemplated by or fall within the scope of Section 5.19 of the Business Combination Agreement; provided that this clause (ii) preserves rights otherwise available under the applicable documents, agreements and policies, subject to their respective terms, and does not itself create or expand any indemnification, advancement or insurance obligation or amend Section 5.19 or Section 9.4 of the Business Combination Agreement, (iii) any Claims for compensation, reimbursement of expenses or benefits payable to such Holder in his, her or its capacity as an officer, director, employee, consultant or contractor of any Group Company; or (iv) any Claims for obligations pursuant to, or other rights set forth in, any employment or similar agreement between Holder, on the one hand, and any Group Company, on the other hand, together with any other agreements, documents, instruments or certificates contemplated by the foregoing, as well as any other employment related rights that such Holder has by Contract or pursuant to applicable Law.

6. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of SPAC, Parent or any Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of SPAC and Parent, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), or (iii) the date of termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 6 shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of each Holder are personal to such Holder and may not be assigned, transferred or delegated by operation of Law or otherwise without the prior written consent of SPAC and Parent, and any purported assignment, transfer or delegation without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of Parent and SPAC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of any Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Courts. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6(g) (and in the case of any Holder, the address set forth on such Holder’s signature page). Nothing in this Section 6(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

(f) Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs, including any defined terms, include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; and (v) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to a Holder, to the address set forth on such Holder’s signature page to this Agreement.

If to SPAC, to:

CHARLTON ARIA ACQUISITION CORPORATION
221 W 9th Street, #848
Wilmington, Delaware 19801
Attn: Jung Min Lee, Chief Executive Officer
Email: jmlee@charltonaria.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
Address: Level 34, 100 Bishopsgate
London EC2N 4AG
United Kingdom
Attn: Hamid Yunis
Email: hamid.yunis@pillsburylaw.com

If to Parent, to:

KQC QUANTUM, INC.
9F, Units 905 to 908, 55 Centum Jungang-ro
Haeundae-gu, Busan, Republic of Korea
Attention: John Kim
Email: john.kim@kqchub.com

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of SPAC, Parent and each Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and Parent and SPAC will not have an adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, Parent and SPAC shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by any such Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holders, Parent and SPAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Parent Stockholders entering into voting agreements with Parent or SPAC. No Holder is affiliated with any other holder of Subject Stock entering into a voting or support agreement with Parent or SPAC in connection with the Business Combination Agreement and each Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in Parent or SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Subject Stock.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Business Combination Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Agreement. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC or any of the obligations of any Holder under any other agreement between such Holder and SPAC or any certificate or instrument executed by such Holder in favor of SPAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of SPAC or any of the obligations of such Holder under this Agreement.

(o) Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document format) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Parent Support Agreement as of the date first written above.

SPAC:

CHARLTON ARIA ACQUISITION CORPORATION

By:	/s/ Jung Min Lee
Name:	Jung Min Lee
Title:	Chief Executive Officer and Director

IN WITNESS WHEREOF, the parties have executed this Parent Support Agreement as of the date first written above.

PARENT:

KQC QUANTUM, INC.

By:	/s/ Ji Hoon Kweon
Name:	Ji Hoon Kweon
Title:	Director, President and CEO

IN WITNESS WHEREOF, the parties have executed this Parent Support Agreement as of the date first written above.

HOLDER:

________________________

Address: _________________ ____________________________
Email:
Shares of Parent Common Stock: 361,060
Disclosed Exceptions (Sections 3(a)(D), 4(b) and 4(d)), if any:
None.

Indemnification Agreement (Section 5(d)), if any:
None.

IN WITNESS WHEREOF, the parties have executed this Parent Support Agreement as of the date first written above.

HOLDER:

________________________

Address: _________________ ____________________________
Email:
Shares of Parent Common Stock: 362,060
Disclosed Exceptions (Sections 3(a)(D), 4(b) and 4(d)), if any:
None.

Indemnification Agreement (Section 5(d)), if any:
None.

IN WITNESS WHEREOF, the parties have executed this Parent Support Agreement as of the date first written above.

HOLDER:

________________________

Address: _________________ ____________________________
Email:
Shares of Parent Common Stock: 95,834
Disclosed Exceptions (Sections 3(a)(D), 4(b) and 4(d)), if any:
None.

Indemnification Agreement (Section 5(d)), if any:
None.

IN WITNESS WHEREOF, the parties have executed this Parent Support Agreement as of the date first written above.

HOLDER:

________________________

Address: _________________ ____________________________
Email:
Shares of Parent Common Stock: 91,667
Disclosed Exceptions (Sections 3(a)(D), 4(b) and 4(d)), if any:
None.

Indemnification Agreement (Section 5(d)), if any:
None.